EXHIBIT 3.5

Filed in the Department of State on the 21st day of July, 1982.

/S/ BURT KIRSHBAUM
Secretary of the Commonwealth

APPLICATION FOR A

CERTIFICATE OF AUTHORITY

TO THE DEPARTMENT OF STATE;

COMMONWEALTH OF PENNSYLVANIA:

In compliance with the requirements of Section 1004 of the Business Corporation Law, Act of May 5, 1933 (P. L. 364) (15 P. S. 2004), the undersigned foreign business corporation, desiring to receive a certificate of authority under said act, does hereby certify that:

1st.	The name of the corporation is

INTELLIGENT ELECTRONICS, INC.

2nd.  The name of the state under the laws of which the corporation is incorporated is Delaware.

3rd.   The address of its principal office in its state of incorporation is 306 South State Street, Dover, Delaware 19901.

4th.  The address of the proposed registered office of the corporation in this Commonwealth is 1000 Valley Forge Towers, King of Prussia 19406, in the County of Montgomery.

5th.  The business the corporation proposes to do within this Commonwealth, such business being authorized by its Certificate of Incorporation, is:

Sales of micro computers.

6th.  The corporation is a corporation incorporated for a purpose or purposes involving pecuniary profit, incidental or otherwise, to its shareholders.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this application to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 13th day of July, 1982.

INTELLIGENT ELECTRONICS, INC.

(SEAL)	BY	/S/ T. RICHARD LAMB

T. RICHARD LAMB – Vice-President

ATTEST:

/S/ RICHARD D. SANFORD

RICHARD D. SANFORD – Secretary

751424

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Domestication

In compliance with the provisions of Article IX, of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, relating to the domestication of foreign corporations, Intelligent Electronics, Inc., a corporation formed under the laws of the State of Delaware and holding a Certificate of Authority to do business in the Commonwealth of Pennsylvania, hereby makes application for a Certificate of Domestication:

1.  The name of the Corporation is Intelligent Electronics, Inc.

2.  The location and post office address of its registered office in this Commonwealth is:

Intelligent Electronics, Inc.

333 Gordon Drive

Lionville, PA 19353

3.  The purpose or purposes for which the corporation was incorporated are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The purpose or purposes for which it is to be domesticated are as follows: To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

Upon domestication the Corporation will be subject to the provisions of the Pennsylvania Business Corporation Law, approved May 5, 1933. P.L. 354, as amended.

4.  The Corporation was originally incorporated under the laws of the State of Delaware to have perpetual existence, and upon domestication this Corporation is to have perpetual existence.

5.  The aggregate number of shares of all classes of stock which the Corporation is authorized to issue under its foreign charter is 1,000 shares of Common Stock, $.01 par value per share of which 415 1/3 shares are presently issued and outstanding.

6.  Upon the domestication of the Corporation, the aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is:

(1) 10,000,000 shares of Common Stock, $.01 par value per share; and

(2) 5,000,000 shares of Preferred Stock, $.50 par value per share.

The Board of Directors of the Corporation shall have full and complete authority, by resolution from tine to time, to establish one or more series and to issue shares of Preferred Stock and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series of Preferred Stock, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.

7. There shall be no cumulative voting in the election of directors.

IN TESTIMONY WHEREOF, the applicant has caused these Articles of Domestication to be signed by its President and Secretary on this 15th day of June, 1983.

ATTEST:	INTELLIGENT ELECTRONICS, INC.

/S/ P. ENTO	By:	/S/ T. RODZIN

Secretary		President

(CORPORATE)

(        SEAL      )

Filed in the Department of State on the 17th day June, A.D. 1983.

/S/ WILLIAM C. DAVIS
Secretary of the Commonwealth

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